Exhibit 21.1

NEW CENTURY FINANCIAL CORPORATION

SUBSIDIARIES OF REGISTRANT

Name	State or other Jurisdiction of Incorporation
New Century TRS Holdings, Inc.	Delaware
New Century Mortgage Corporation	California
NC Capital Corporation	California
NC Residual II Corporation	Delaware
New Century Mortgage Securities, Inc.	Delaware
New Century R.E.O. Corp.	California
NC Residual III Corporation	Delaware
NC Participation I, LLC	Delaware
NC Residual Corporation	Delaware
NC Insurance Services, Inc.	California
eConduit Corporation	California
North American Real Estate Solutions, Inc.	California
NCMC Insurance Corporation	Hawaii
New Century Funding SB-1	Delaware
New Century Funding A	Delaware
New Century Funding I	Delaware
New Century Mortgage Ventures, LLC	Delaware
Home123.com, Inc.	Florida
Von Karman Funding LLC	Delaware
Anyloan Financial Corporation	Delaware
Home123 Corporation	California
New Century Warehouse Corporation	California
NC Residual IV Corporation	Delaware
New Century Credit Corporation	California
New Century Mortgage Securities LLC	Delaware